Exhibit 5.1

September 9, 2011

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am the General Counsel, Vice-President of Legal and Corporate Secretary for Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”), and, in that capacity, I have acted as counsel to Company in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to the proposed offer and sale by the Company from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with a proposed maximum offering price of $75,000,000: (1) shares of common stock, $0.02 par value per share (the “Common Stock”); (2) warrants to purchase Common Stock (the “Warrants”); and (3) units issued by the Company comprised of the foregoing securities (the “Units”). The Common Stock, the Warrants and the Units are collectively referred to herein as the “Offered Securities.” The Offered Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (each, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

I have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. I have also assumed that that any documents not yet executed will be duly executed in form(s) duly authorized and established in accordance with the action of the Board of Directors of the Company (the “Board”) or a duly authorized committee of the Board.

In rendering the opinions expressed below, I have assumed that: (i) the Company is, as of the date hereof, and will continue to be, validly existing and in good standing under the laws of the State of Delaware, and has, and will continue to have, all requisite power and authority to enable it to execute, deliver and perform its obligations with respect to the relevant Offered Securities and the related documents; (ii) the relevant Offered Securities will be issued and sold after all applicable regulatory approvals have been obtained and in compliance with applicable law (including state securities or “blue sky” laws) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and the relevant Offered Securities will be established so as not to, and the execution, delivery and performance of any applicable governing instrument will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject; (iii) the Company will duly authorize the offering and issuance of the relevant Offered Securities, and will take any other appropriate additional corporate action with respect thereto; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will be, at the time of issuance and sale of the relevant Offered Securities, effective under the Securities Act and no stop order suspending its effectiveness will have been issued and remain in effect; (v) at the time of issuance and sale of the relevant Offered Securities, a Prospectus Supplement will have been filed with the Commission describing the relevant Offered Securities in compliance with the Securities Act and the applicable rules and regulations thereunder; (vi) if applicable, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Offered Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (vii) any Common Stock issuable upon exercise of any Warrants being offered and issued will be duly authorized and reserved for issuance upon such exercise.

Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

1. With respect to Common Stock (including any Common Stock issued upon the exercise of Warrants) to be offered pursuant to the Registration Statement, when (1) the Common Stock has been duly authorized by the Board, (2) the Common Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, and (3) in the case of any Common Stock to be issued under any Warrants, proper exercise of and payment of the exercise price specified in such Warrants has occurred, then the Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to any Warrants to be offered pursuant to the Registration Statement, when (1) the execution and delivery of a Warrant agreement related to the Warrants (each, a “Warrant Agreement”) has been duly authorized by the Board, (2) the Warrant Agreement has been duly executed and delivered on behalf of the Company and the warrant agent named therein, if any, and (3) the Warrants have been duly executed, issued and delivered against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, then the Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to any Units to be offered pursuant to the Registration Statement, when (1) the Units and the underlying shares of Common Stock and Warrants have been duly authorized by the Board, (2) the Units have been, if required, duly executed, issued and delivered against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, (3) the execution and delivery of a Warrant Agreement related to the Warrants, if any, has been duly authorized by the Board, and such Warrant Agreement has been duly executed and delivered on behalf of the Company and the warrant agent named therein, if any, and (4) when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be, as applicable, duly authorized, validly issued, fully paid and nonassessable, or, as appropriate, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

My opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.

My opinion is as of the date hereof and I have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to my attention and I disavow any undertaking to advise you of any changes in law.

My opinion letter is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kenneth R. Lombardo
Kenneth R. Lombardo Vice President, General Counsel and Corporate Secretary